Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT
                         Pursuant to 18 U.S.C. ss. 1350

         Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, each of the undersigned hereby certifies that (i) each of the Quarterly Report of Shore Bancshares, Inc. on Form 10-Q for the quarter ended June 30, 2004 and the Amendment to Quarterly Report of Shore Bancshares, Inc. on Form 10-Q/A for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on August 9, 2004 and the date hereof, respectively (the "Reports"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.


Date:    October 26, 2004                 /s/ W. Moorhead Vermilye
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                                          W. Moorhead Vermilye
                                          President/Chief Executive Officer



Date     October 26, 2004                 /s/ Susan E. Leaverton
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                                          Susan E. Leaverton
                                          Treasurer/Principal Accounting Officer